                                 EXHIBIT 10.52

                               SECOND AMENDMENT TO
                           REVOLVING CREDIT AGREEMENT
                           --------------------------


         THIS SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT
("Amendment") is made as of the 23 day of December, 1996, among D.I.Y. HOME WAREHOUSE, INC., an Ohio corporation, with its principal place of business located at 5811 Canal Road, Suite 180, Valley View, Ohio 44125 (the "Borrower"), as borrower, NATIONAL CITY BANK OF COLUMBUS, formerly known as National City Bank, Columbus, a national banking association, with its principal office located at 155 East Broad Street, Columbus, Ohio 43251 ("NCBC"), and OLD KENT BANK, f/k/a Old Kent Bank and Trust Company, a Michigan banking corporation, with its principal office located at One Vandenberg Center, Grand Rapids, Michigan 49503 ("Old Kent"), as lenders, (NCBC and Old Kent each herein, separately, called a "Bank" and, collectively, called the "Banks"), and NCBC, as agent for itself and Old Kent (the "Agent").

                                    RECITALS

         A. The Banks and the Borrower have entered into a certain Revolving Credit Agreement dated December 7, 1994, as amended by the First Amendment to Revolving Credit Agreement dated as of December 22, 1995 (collectively, the "Loan Agreement"), pursuant to which the Banks have agreed to loan to the Borrower on a revolving credit basis ("Loan") an aggregate amount not to exceed Twenty-Three Million Dollars ($23,000,000.00).

         B. The Loan is evidenced by two (2) Amended and Restated Revolving Notes dated December 22, 1995, by the Borrower to each of NCBC and Old Kent, each in the principal amount of Ten Million Dollars ($10,000,000.00) and two (2) Amended and Restated Revolving Notes dated December 22, 1995, by the Borrower to each of NCBC and Old Kent, each in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) (collectively, the "Revolving Credit Notes").

         C. The Banks and the Borrower have agreed to certain amendments with respect to the Loan.

         NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Banks agree as follows:

         1. ACKNOWLEDGMENT OF EXTENSION OF MATURITY. The Borrower and the Banks hereby acknowledge that, pursuant to the terms of the Loan Agreement, the Original Commitment Maturity Date has been extended to January 1, 2000, and the Supplemental Commitment Maturity Date has been extended to December 1, 1997. The Original Commitment Maturity Date and the Supplemental Commitment Maturity Date may be further extended pursuant to the terms of the Loan Agreement as provided for therein.

         2. DEFINITIONS.

         The following shall be added to the defined terms contained in Section
1.1 of the Loan Agreement:

                  "Documentary Letter of Credit Outstandings" shall mean at any time the sum of (i) the aggregate undrawn face amount of outstanding Documentary Letters of Credit and (ii) without duplication, the aggregate amount of all unpaid and outstanding Reimbursement Obligations relating to Documentary Letters of Credit.

                  "Standby Letter of Credit Outstandings" shall mean at any time the sum of (i) the aggregate undrawn face amount of outstanding Standby Letters of Credit and (ii) without duplication, the aggregate amount of all unpaid and outstanding Reimbursement Obligations relating to Standby Letters of Credit.

         3. INTEREST RATES.

                  (a) The first sentence of Section 2.4(a) of the Loan Agreement is modified to provide that each Prime Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it is repaid, at a rate per annum equal to the sum of the Prime Rate for each such day PLUS the number of basis points set forth in the pricing schedule contained in subsection (d) below, based on the Fixed Charge Coverage Ratio (as hereinafter defined) of the Borrower determined as set forth in subsection (d) below.

                  (b) The first sentence of Section 2.4(b) of the Loan Agreement is modified to provide that each CD Loan shall bear interest on the outstanding principal amount thereof, from the date such Loan is made until the final day of the Interest Period applicable thereto, at a rate per annum equal to the sum of the Adjusted CD Rate applicable to such Interest Period PLUS the number of basis points set forth in the pricing schedule contained in subsection (d) below, based on the Fixed Charge Coverage Ratio of the Borrower determined as set forth in subsection (d) below.

                  (c) The first sentence of Section 2.4(c) of the Loan Agreement is modified to provide that each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, from the date such Loan is made until the final day of the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate (LIBOR) applicable to such Interest Period PLUS the number of basis points set forth in the pricing schedule contained in subsection (d) below, based on the Fixed Charge Coverage Ratio of the Borrower determined as set forth in subsection (d) below.

                  (d) For the purposes of determining the pricing of any Prime Loan, Euro-Dollar Loan and/or CD Loan, the Fixed Charge Coverage Ratio of the Borrower at the date such Loan is made shall be deemed to be the fixed charge coverage ratio as shown

                                        2

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         on the compliance certificate last delivered to the Banks. Any change in the Fixed Charge Coverage Ratio shall be effective sixty (60) days after the end of the fiscal quarter during which such change occurs; provided, however, that if the compliance certificate evidencing the computation of the Fixed Charge Coverage Ratio is not delivered on a date that is on or before sixty (60) days after the end of a fiscal quarter, the interest rate on any Loan made between, and the interest rate on any CD Loan or Euro-Dollar Loan the Interest Period for which commences between, the date that is sixty (60) days after the end of such fiscal quarter and the date on which such compliance certificate is delivered to the Banks shall be determined as if the Fixed Charge Coverage Ratio during such period were 1.40x less than or equal to 1.49x; provided, further, that any change in the Fixed Charge Coverage Ratio shall affect only (i) Loans made subsequent to such date and (ii) the interest rate on any CD Loan or Euro-Dollar Loan the Interest Period for which commences subsequent to such date.

         The pricing schedule is as follows:

=============================================================================================================================
                                                                      Pricing Options
-----------------------------------------------------------------------------------------------------------------------------
      Fixed Charge Ratio                     Prime                         LIBOR                          CD Rate
                                                                       (Euro-Dollar)
-----------------------------------------------------------------------------------------------------------------------------
    greater than or equal to 1.95x             +0 bp                        +125 bp                        +137.5 bp
-----------------------------------------------------------------------------------------------------------------------------
   1.75x less than or equal to 1.94x           +0 bp                        +145 bp                        +157.5 bp
-----------------------------------------------------------------------------------------------------------------------------
   1.50x less than or equal to 1.74x          +35 bp                        +160 bp                        +172.5 bp
-----------------------------------------------------------------------------------------------------------------------------
   1.40x less than or equal to 1.49x          +45 bp                        +170 bp                        +182.5 bp
=============================================================================================================================

         bp = basis points


         4. LETTERS OF CREDIT. The following language is added to the Loan Agreement as Section 2.13:

         2.13 LETTERS OF CREDIT.

                  (a) The Borrower may request the issuance of (or modification of any issued) commercial letters of credit in connection with the Borrower's purchase of goods and services (each a "Documentary Letter of Credit") and standby letters of credit for the benefit of any third person in support of obligations of the Borrower (each a "Standby Letter of Credit" and together with Documentary Letters of Credit referred to as "Letters of Credit" in the aggregate or individually as a "Letter of Credit") on its behalf by delivering by no later than 10:00 a.m., Columbus, Ohio time, two (2) Domestic Business Days prior to the requested date

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



         of issuance of such Letter of Credit to the Agent a written notice specifying the proposed beneficiary, date of issuance and expiry date for such Letter of Credit or modification to an existing Letter of Credit and the nature of the transactions to be supported thereby (a "Letter of Credit Notice"). Upon the receipt of a Letter of Credit Notice, the Agent shall promptly notify each Bank in writing, or orally and promptly confirmed in writing, of the contents thereof and such Letter of Credit Notice shall not thereafter be revocable by the Borrower. Subject to the terms and conditions hereof and to the execution of a completed application and agreement for letters of credit in such form as NCBC may specify from time to time, NCBC will issue a Letter of Credit provided that each Letter of Credit shall (i) have a maximum maturity of 364 days from the date of issuance, (ii) in no event expire later than five (5) Domestic Business Days prior to the Original Commitment Maturity Date and provided further that in no event shall (a) the Documentary Letter of Credit Outstandings exceed, at any one time, $4,000,000 or (b) the Standby Letter of Credit Outstandings exceed, at any one time, $500,000 and (c) the sum of the Documentary Letter of Credit Outstandings plus the Standby Letter of Credit Outstandings plus the sum of all outstanding Loans made pursuant to the Original Commitment exceed, at any one time, $20,000,000. In the event of any conflict between the terms of this Agreement and the terms of NCBC's application and agreement for letters of credit, the terms of this Agreement shall control (provided that terms of NCBC's application and agreement for letters of credit which are in addition to those contained herein and which do not expressly conflict with the terms contained herein shall not be deemed to be in conflict with this Agreement).

                  (b) Immediately upon issuance of each Letter of Credit, and without further action, Old Kent shall be deemed to, and hereby agrees that it shall, have irrevocably purchased for Old Kent's own account and risk from NCBC an individual participation interest in such Letter of Credit and drawings thereunder in an amount equal to fifty percent (50%) of the maximum amount which is or at any time may become available to be drawn thereunder, and Old Kent shall be responsible to reimburse NCBC immediately for its share of any disbursement under any Letter of Credit which has not been reimbursed by the Borrower in accordance with subsection (e) hereof by making its share of the Prime Loans referred to in subsection (e) available to NCBC. Upon the issuance of a Letter of Credit and upon request of Old Kent, NCBC shall notify Old Kent of the amount of issued Letters of Credit.

                  (c) The Borrower shall pay to the Agent (i) fees ("Documentary Letters of Credit Fees") with respect to Documentary Letters of Credit in the amount of 0.25% per annum times the average daily Documentary Letter of Credit Outstandings and (ii) fees ("Standby Letters of Credit Fees") with respect to Standby Letters of Credit, in the amount of 1.00% per annum times the average daily Standby Letter of Credit Outstandings. The Agent shall pay to NCBC one

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         hundred percent (100%) of the Documentary Letters of Credit Fees and fifty percent (50%) of the Standby Letters of Credit Fees and shall pay to Old Kent fifty percent (50%) of the Standby Letters of Credit Fees. All Documentary Letters of Credit Fees and Standby Letters of Credit Fees (collectively, "Letters of Credit Fees") shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed and shall be payable quarterly in arrears commencing with the first (1st) Domestic Business Day after the end of each fiscal quarter following issuance of each Letter of Credit and on the earlier of the Original Commitment Maturity Date or the acceleration of the Revolving Credit Notes.

                  (d) The Borrower shall also pay to NCBC for its sole account
         (i) a fronting fee as determined by NCBC and the Borrower and (ii) NCBC's then in effect customary issuance fees and administrative expense payable with respect to its Documentary Letters of Credit and Standby Letters of Credit as NCBC may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of commercial letters of credit, payable at such times as NCBC may specify.

                  (e) The Borrower shall be obligated immediately to reimburse NCBC (each a "Reimbursement Obligation") for all amounts which NCBC is required to pay pursuant to the Letters of Credit issued by NCBC on or before the date on which NCBC is required to make payment with respect to a draft presented thereunder; provided, however, that a Reimbursement Obligation with respect to a Documentary Letter of Credit time draft which has been accepted for payment by NCBC shall not arise until the date on which NCBC is obligated to make payment with respect to such draft which it has accepted for payment. NCBC will promptly notify (i) the Borrower of each demand or presentment for payment or draft accepted for payment or other drawing under each Letter of Credit issued by NCBC and (ii) the Agent of the amount required to be paid by NCBC pursuant to each such Letter of Credit. The Agent shall promptly notify each Bank of the amount required to be paid by such Bank as a result of a drawing upon such Letter of Credit if NCBC shall have notified the Agent that the Borrower has not timely reimbursed NCBC for such draw. If such notice is received by a Bank before 1:00 p.m., Columbus, Ohio time, such Bank shall deliver such Bank's ratable share of such payment in immediately available funds to the Agent on that Domestic Business Day. If such notice is received by a Bank after 1:00 p.m., Columbus, Ohio time, such Bank shall before 10:00 a.m., Columbus, Ohio time, on the next succeeding Domestic Business Day deliver to the Agent such Bank's ratable share of such payment as a Prime Loan from such Bank in immediately available funds. Upon receipt of each Bank's ratable share of such payment, the Agent shall immediately deliver such Bank's ratable share of such payment to NCBC.

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




                  (f) The Borrower agrees to be bound by the terms of NCBC's application and agreement for letters of credit and NCBC's written regulations and customary practices relating to letters of credit, though such interpretation may be different from the Borrower's own. It is understood and agreed that, except in the case of gross negligence or willful misconduct, NCBC shall not be liable for any error, negligence and/or mistakes, whether omission or commission, in following the Borrower's instructions or those contained in the Letters of Credit issued by NCBC or any modifications, amendments or supplements thereto.

                  (g) In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, NCBC shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit.

                  (h) In addition to amounts payable as provided in subsections
         (c) and (d) above, the Borrower hereby agrees to pay and to protect, indemnify and save harmless NCBC from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which NCBC may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of NCBC as determined by a final judgment of a court of competent jurisdiction or (B) subject to the following clause (ii), the wrongful dishonor by NCBC of a proper demand for payment made under any Letter of Credit or (ii) the failure of NCBC to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

                  (i) As between the Borrower and NCBC, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, NCBC shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any Letter of Credit issued by NCBC, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if NCBC shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions,

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         interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of NCBC, including any Governmental Acts, and none of the above shall affect or repair, or prevent the vesting of, any of NCBC's rights or powers hereunder.

                  (j) In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by NCBC under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put NCBC under any resulting liability to the Borrower or Old Kent.

                  (k) Old Kent may not commence a proceeding against NCBC for wrongful disbursement under a Letter of Credit issued by NCBC as a result of acts or omissions constituting gross negligence or willful misconduct of NCBC, until the Banks have made the Prime Loans described in subsection (e) and the Borrower may not commence a proceeding against NCBC for wrongful disbursement under a Letter of Credit issued by NCBC as a result of acts or omissions constituting gross negligence or willful misconduct of NCBC, until the Banks have made and the Borrower has repaid the Prime Loans described in subsection (e); provided, however, that nothing in this Section 2.13 shall adversely affect the right of the Borrower, after such payment, to commence any proceeding against NCBC for any breach of its obligations hereunder.

         5. FIXED CHARGE COVERAGE. Section 7.2 of the Loan Agreement is deleted in its entirety and the following inserted in lieu thereof:

                  7.2 FIXED CHARGE COVERAGE. Permit the ratio of (a) the sum of its net income before taxes for the preceding twelve (12) month period plus its interest, rent and lease expense for the same period to (b) the sum of its interest, rent and lease expense for the same period (the foregoing ratio, the "Fixed Charge Coverage Ratio") to be less than 1.40 to 1.00 as measured at the end of the fiscal quarter ending September 28, 1996; and less than 1.50 to 1.00 at the end of the fiscal quarter ending December 28, 1996 and at the end of each fiscal quarter of the Borrower thereafter.

         6. LEVERAGE. Section 7.5 of the Loan Agreement is deleted in its entirety and the following inserted in lieu thereof:


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                  Section 7.5 LEVERAGE. Permit the ratio of (a) its total
         liabilities less its Subordinated Indebtedness to (b) the sum of its tangible net worth plus its Subordinated Indebtedness to be greater than the following during the periods specified herein as measured at the end of each fiscal quarter of the Borrower:

                  For the first fiscal quarter annually, 1.75 to 1.00;

                  For the second, third and fourth fiscal quarters ending in the fiscal year ending December 28, 1996, 1.50 to 1.00; and

                  For the second, third and fourth fiscal quarters ending in the fiscal year ending January 3, 1998 and thereafter,
                  1.35 to 1.00.

         7. INDEBTEDNESS. Section 7.7(c) of the Loan Agreement is hereby amended by excluding from the term "leases" (a) those thirteen (13) truck leases described on Schedule A, attached hereto and incorporated herein by reference and (b) that certain General Business Lease Agreement, Agreement No. G00266385, between Borrower and IBM Credit Corporation, executed by Borrower on June 3, 1996.

         8. RATIFICATION AND CERTIFICATION AS TO REPRESENTATIONS AND WARRANTIES. The Loan Agreement is in all respects ratified and confirmed by the parties hereto, and the Loan Agreement and this Amendment shall be read, taken and construed as one and the same instrument. Except as modified herein, the Loan Agreement remains unchanged and in full force and effect. Except as otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Loan Agreement. The Borrower hereby acknowledges and certifies that all other representations and warranties made in the Loan Agreement continue to be true and correct as of the date hereof and that there are no defaults existing under the covenants or other terms of the Loan Agreement. The Borrower hereby ratifies and confirms the Borrower's obligations and all liability to the Banks under the terms and conditions of the Loan Agreement and the Revolving Credit Notes, and acknowledges that the Borrower has no defenses to or rights of setoff against the Borrower's obligations and all liability to the Banks thereunder. The Borrower hereby further acknowledges that the Banks have performed all of the Banks' obligations to date under the Loan Agreement.

         9. REFERENCES TO CREDIT AGREEMENT. All references in each of the Revolving Credit Notes to the Credit Agreement shall mean and refer to the Loan Agreement, as amended by this Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by each in manner and form sufficient to bind them and duly authorized in the premises as of the day and year first above written.

NATIONAL CITY BANK OF COLUMBUS,         D.I.Y. HOME WAREHOUSE, INC.
formerly known as National City
Bank, Columbus

By:  /s/ Ralph A. Kaparos               By:  /s/ Marilyn A. Eisele
     -----------------------------           -------------------------------
Its: Senior Vice President              Its: Vice President
     -----------------------------           -------------------------------

OLD KENT BANK                           NATIONAL CITY BANK OF COLUMBUS,
                                        formerly known as National City
                                        Bank, Columbus, as Agent

By:  /s/ Peter T. Campbell              By:  /s/ Ralph A. Kaparos
     -----------------------------           -------------------------------
Its: Vice President                     Its: Senior Vice President
     -----------------------------           -------------------------------








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
                                  "SCHEDULE A"

CAPITAL LEASES                          SIGNED    DELIVERY        LEASE         FIXED          TOTAL          1995 LEASES,
                                        AT        DATE           EXPIRES        COST           COST IN        1996
                                                                                MO.            THE LIFE       COMMENCEMENT
CLEVELAND           FLAT      50665     06/26/95  02/01/96       02/01/01       1,179          70,740
CLEVELAND           BOX       50853     06/26/95  02/01/96       02/01/01       1,043          62,580

RANDALL             FLAT      50666     06/26/95  02/01/96       02/01/01       1,179          70,740
RANDALL/BEDFORD     BOX       50854     06/26/95  02/01/96       02/01/01       1,043          62,580

EASTLAKE            FLAT      50667     06/26/95  02/01/96       02/01/01       1,179          70,740
EASTLAKE/MENTOR     BOX       50856     06/26/95  02/01/96       02/01/01       1,043          62,580
BEDFORD             FLAT      50668     06/26/95  02/01/96       02/01/01       1,179          70,740

BROOKPARK           FLAT      50669     06/26/95  02/01/96       02/01/01       1,179          70,740
BROOKPARK/MEDINA    BOX       50855     06/26/95  02/01/96       02/01/01       1,043          62,580

MEDINA              FLAT      50670     06/26/95  02/01/96       02/01/01       1,179          70,740

MENTOR              FLAT     250671     06/26/95  02/01/96       02/01/01       1,179          70,740

ARLINGTON           FLAT      50672     06/26/95  02/01/96       02/01/01       1,179          70,740
W MARKET            FLAT      50673     06/26/95  02/01/96       02/01/01       1,179          70,740

KITCHEN WAREHOUSE   BOX                 06/26/95                 02/01/01       1,043          62,580